                                    Exhibit 5

                OPINION AS TO LEGALITY OF SHARES BEING REGISTERED

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                              One Financial Center
                           Boston, Massachusetts 02111

                                                                617 542 6000
                                                                617 542 2241 fax


                                             November 10, 1999

Alloy Online, Inc.
115 West 30th Street, #201
New York, NY 10001

Ladies and Gentlemen:

         We have acted as counsel to Alloy Online, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 4,137,516 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock") under the Company's Restated 1997 Employee, Director and Consultant Stock Option Plan and 1999 Employee Stock Purchase Plan (collectively, the "Plans"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

         In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation and Restated Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold in accordance with the provisions of the Plans, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

         Our opinion is limited to the General Corporation Laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

         We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.


                                             Very truly yours,

                                             /s/ Mintz, Levin, Cohn, Ferris,
                                             Glovsky and Popeo, P.C.

                                             Mintz, Levin, Cohn, Ferris,
                                             Glovsky and Popeo, P.C.









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